Exhibit 10.8

LICENSE AGREEMENT

AMENDMENT NO. 1

May 3, 2007

THIS AMENDMENT No. 1, dated as of the date shown above, is entered into by and between WAKE FOREST UNIVERSITY HEALTH SCIENCES, a North Carolina educational institution (“WFUHS”) and TENGION, INC., a Delaware corporation (“Tengion”), for the purpose of amending the License Agreement dated as of January 1, 2006 between the parties (the “License Agreement”).

The parties agree that the License Agreement is hereby amended as follows:

1.	All capitalized terms not specifically defined herein have the definitions given them in the License Agreement.

2.	The contents of Article 1.10 of the License Agreement (definition of Deferred Invention) are deleted and the following is inserted in their place: “[Reserved.]”

3.	The contents of Article 1.37 of the License Agreement (definition of Option Period) are deleted and the following is inserted in their place: “[Reserved.]”

4.	Article 1.57 of the License Agreement is amended by inserting the words “or New Development Patents” immediately after the words “Improvement Patents” where such words appear in each of clauses (i), (ii) and (iii) thereof.

5.	A new Article 1.59 is added to the License Agreement to read as follows:

1.59 “New Development Product” means any product, process or use thereof (i) which is covered by a Valid Claim contained in any of the New Development Patents in the country in which the product, process or use thereof is made, used, sold, imported, offered for sale or transferred; (ii) which is developed, produced or manufactured using a process or product which is covered by a Valid Claim contained in any of the New Development Patents in the country in which the product, process or use thereof is made, used, sold, imported, offered for sale or transferred; or (iii) the use of which is covered by a Valid Claim contained in any of the New Development Patents in the country in which the product, process or use thereof is made, used, sold, imported, offered for sale or transferred.

6.	A new Article 1.60 is added to the License Agreement to read as follows:

1.60 “Handoff Date” means the date when Tengion initiates the first animal study conducted under Good Laboratory Practices (“GLP”) for a specific New Development Product. For the purpose of clarity, the Handoff Date is intended to signify the date where WFUHS has essentially completed the discovery and pre-GLP portions of the work related to a New Development Product, which work shall include sufficient data (in-vitro and in-vivo) to permit Tengion to conduct a GLP study for such New Development Product.

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7.	A new Article 1.61 is added to the License Agreement to read as follows:

1.61 “Minimum Annual New Development Funding” shall have the meaning given it in Article 5.3 hereof.

8.	Article 2.1 of the License Agreement is amended by inserting the following clause to the end of such Article: “and to make, use and sell the New Development Products under WFUHS’s rights in the New Development Patents in the Licensed Field only.

9.	The contents of Article 2.3 of the License Agreement are deleted and the following is inserted in their place: “[Reserved.]”

10.	Article 3.4.2 of the License Agreement is amended by deleting the words “Article 1.34” from Clause (c) of the first sentence and inserting the words “Article 1.59” in their place.

11.	Article 3.8 of the License Agreement is amended as follows:

a.	The lead-in clause prior to Subparagraph 3.8.1 is amended by adding the words “or New Development Product” after the words “Improvement Product” in the two places where they appear.

b.	The following sentence is added to the end of Subparagraph 3.8.3:

Moreover, if Tengion is paying two royalties to non-Affiliate third parties *.

12.	Article 3.10.1 of the License Agreement is amended to delete the words “Improvement Patent” in the third line thereof and to insert in their place the words “WFUHS Patent Rights.”

13.	Article 3.11 of the License Agreement is amended as follows:

a.	The words “or New Development Patents” are inserted immediately after the words “Improvement Patents” in the second sentence thereof.

b.	The word “or” immediately prior to the number “3.7” in the third sentence of Article 3.11 is replaced by a comma and the words “or 3.13” are inserted immediately after the number “3.7” in the same sentence.

c.	A new sentence is added to the end of Article 3.11 as follows:

By way of further example, if at a particular time a kidney product falls within the provisions of both Article 3.4.1(c) (because it is a CHB Product

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within Kidney Tissue) and Article 3.13 (because it is a New Development Product), then the applicable royalty rate at that time will be that prescribed by Article 3.13 (either * or *, depending on aggregate annual Net Sales of New Development Products) because it is higher than the rate prescribed by Article 3.4.1 (c) *.

14.	Article 3.12 is hereby amended by inserting the words “or New Development Patent” immediately after the words “Improvement Patent” in the two places such words appear in the lead-in clause prior to Subparagraph 3.12.1.

15.	A new Article 3.13 is added to the License Agreement to read as follows:

3.13 In partial consideration for the right and license granted under this Agreement, the transfer of the Know-How and the execution of the Research Agreement, Tengion will pay to WFUHS *. For the purposes of this Article 3.13, “annual” Net Sales will be Net Sales recognized between January 1 and December 31 of any given year.

16.	A new Article 5.3 is hereby added to the License Agreement which reads as follows:

5.3 Tengion will promptly provide written notice to WFUHS when the Handoff Date is achieved for any New Development Product.

17.	A new Article 5.4 is hereby added to the License Agreement which reads as follows:

5.4 Tengion may elect to provide funding to support development of New Development Products in the labs at WFIRM in accordance with this Article 5.4.

5.4.1	In order to effectuate the provisions under this Agreement related to New Development Patents, the minimum funding to be provided by Tengion under this Article 5.4 shall be * per calendar year. (“Minimum Annual New Development Funding”).

5.4.2	Tengion, in its sole discretion (but in accordance with the Annual Research Plan process contemplated under the Research Agreement), shall designate the Subfield(s) and program(s) that are to be funded pursuant to this Article 5.4.

5.4.3

Tengion, in its sole discretion (but in accordance with the Annual Research Plan process contemplated under the Research Agreement), may reduce the Minimum Annual New Development Funding in increments of *. For each such increment by which the Minimum Annual New

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Development Funding is reduced, the license granted to Tengion under Article 2.1 hereof with respect to New Development Products shall be terminated with respect to one Subfield for New Development Patents covering inventions arising after the effective date of such reduction in funding, provided that the diligence provisions of this License Agreement will still apply to inventions arising before the effective date of such reduction in funding. Tengion will designate the Subfield as to which such termination is to take effect as follows: at the time Tengion notifies WFUHS that it has elected to reduce the Minimum Annual New Development Funding, it shall also notify WFUHS which Subfield or Subfields, as the case may be, as to which the license for New Development Products is to be terminated.

5.4.4	After a Handoff Date for a particular New Development Product has occurred and Tengion is continuing to pursue the development of that New Development Product, Tengion shall be relieved of the obligation to fund work at WFIRM in the Subfield of that New Development Product. This means that Tengion shall be permitted, at Tengion’s option, to reduce the Minimum Annual New Development Funding by an increment of * without having any part of the license granted under Article 2.1 with respect to New Development Products terminated. If Tengion reduces the Minimum Annual New Development Funding under this Article 5.4 it will still be entitled to direct the remaining funding in accordance with Article 5.4.

18.	A new Article 5.5 is hereby added to the License Agreement which reads as follows:

5.5	In addition to the other diligence requirements of this Agreement, Tengion, its Affiliates or their respective Sublicensees will achieve the following milestones by the following dates for each specific New Development Product:

5.5.1	Initiate the first human clinical trial (the “Clinical Trial”) within * after the Handoff Date; and

5.5.2	Apply for marketing approval to the United States Food and Drug Administration within * after the Handoff Date; and

5.5.3	Achieve first commercial sale in the United States within * after the Handoff Date.

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5.5.4	Tengion will provide written notice to WFUHS of its achievement of the milestones in this Article 5.5

5.5.5	The milestones in this Article 5.5 and the payments in Article 5.6 will apply only to the first New Development Product in each Subfield. By way of example, although two New Development Products in two different Subfields will have different Handoff Dates, they would both be required to meet the milestones of this Article 5.5 based upon their respective Handoff Dates.

5.5.6	Subject to the provisions of Article 5.5.9, If Tengion does not meet a milestone under this Article 5.5 for a particular New Development Product, WFUHS may, at its sole option, terminate the license granted under Article 2.1 with respect to such New Development Product (and the corresponding New Development Patents). Such termination shall be effectuated by written notice to Tengion stating clearly the basis for the termination and the New Development Product as to which such termination applies. If Tengion provides both payments under Section 5.6 below, the provision of Article 5.5.1 shall be deemed satisfied.

5.5.7	For the purpose of clarity, the intent on the part of WFUHS in Article 5.5.6 is to regain the ability to independently develop a New Development Product which Tengion is neither funding in the WFIRM labs nor successfully developing at Tengion (whether with or without collaboration with sublicensees). Article 5.5.6 is not intended to limit the collaboration between WFUHS and Tengion on future New Development Products in any Subfield (i.e. if the first collaborative attempt in a Subfield proves impracticable from Tengion’s perspective, collaboration would still be possible with later attempts).

5.5.8	Any limitation of the license granted under this Agreement, as anticipated under Article 5.5.6, will not affect the other terms of this Agreement, financial or otherwise, in any way.

5.5.9

Notwithstanding the provisions of Articles 5.5.1 - 5.5.3 and 5.5.6, mere failure by Tengion to satisfy a date-based milestone set forth in Article 5.5.1 - 5.5.3, shall not, in itself, give WFUHS the right to terminate the license with respect to the New Development Product in question if Tengion can demonstrate by clear and convincing evidence

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and relative to customary product development standards in the biotechnology industry that it is otherwise exercising commercially reasonable diligent efforts toward the development and commercialization of the New Development Product in question. For clarity, the purpose of this Article 5.5.9 is to prevent an unfair forfeiture of Tengion’s license in a case where, for example, Tengion has expended substantial and appropriate resources on the clinical development of a New Development Product and the first commercial sale milestone is nonetheless not met by virtue of patient enrollment difficulties or an extended FDA review process caused by factors that were not reasonably within Tengion’s sole control.

19.	A new Article 5.6 is hereby added reading as follows:

5.6

5.6.1	In addition to the other diligence provisions, Tengion will pay to WFUHS license maintenance fees as follows for each New Development Product: *

5.6.2	Amounts paid to WFUHS under this Article 5.5 (i) and (ii) are creditable against royalties payable to WFUHS for future commercial sales of that particular New Development Product.

20.	A new Article 5.7 is hereby added reading as follows:

5.7	Under certain circumstances, the license granted hereunder with respect to certain New Development Patents may be terminated on a Subfield-by-Subfield basis at the election of either WFUHS or Tengion as set forth in this Article 5.7.

5.7.1	The intent of this Article 5.7 is to permit WFUHS to regain control of New Development Patents that are not being practiced by Tengion and do not provide intellectual property protection around any New Development Product being developed or commercialized by Tengion.

5.7.2	The parties recognize that during the course of pre-clinical development, there may be significant ambiguity concerning identifying specific patents in a portfolio of patents that are relevant to a particular product candidate. The parties also believe that when a product reaches the stage of marketing approval, substantially more clarity will necessarily exist regarding the patents that provide the intellectual property basis for robust commercialization of such product.

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5.7.2.1 Promptly upon issuance of any New Development Patent, Tengion will submit to WFUHS a brief, written, good-faith plan for the commercialization of the claimed subject matter of such New Development Patent.

5.7.3	Tengion is to receive the benefit of the doubt during the pre-clinical and clinical development stages of a particular New Development Product regarding identifying New Development Patents that are required for robust commercialization of such product. During the pre-clinical and clinical development of a particular New Development Product in a given Subfield, if the diligence requirements set forth in this Agreement are satisfied for such New Development Product, then such diligence requirements will be deemed to be satisfied for all New Development Patents in such Subfield.

5.7.4	Within sixty (60) days after receipt of marketing approval by the FDA of a particular New Development Product, Tengion will provide a written certification to WFUHS identifying which New Development Patents in that product’s Subfield are necessary for the robust commercialization of such product. Subject to Article 5.7.5, Tengion shall be deemed to be out of compliance with its diligence obligations set forth in Article 5.5 hereof with respect to any New Development Patent in that product’s Subfield that are not so identified and Article 5.5.6 shall, therefore, apply to any such New Development Patent. In addition, upon the * of the issuance of any New Development Patent, Tengion will report to WFUHS which product or product candidate requires that particular New Development Patent for its robust commercialization.

5.7.5	Notwithstanding the provisions of Article 5.7.4 hereof, Tengion shall not be deemed to be out of compliance with its diligence obligations described in Article 5.5 with respect to any New Development Patent that, at the time of the notice described in Article 5.7.4, is required for the robust commercialization of a different New Development Product as to which Tengion is then separately satisfying such diligence obligations.

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21.	Article 6.2 is amended as follows:

a.	The last sentence of Subparagraph 6.2.8 is deleted and the following sentence is inserted in its place:

If Tengion does provide to OTAM an Objection Letter for a particular SRA Invention, the classification of such SRA Invention as the basis for an Improvement Patent or a New Development Patent will be determined in accordance with the ADR provisions set forth in Article 18.

b.	The contents of each of Subparagraphs 6.2.9 through 6.2.11 are deleted and the following is inserted in their place: “[Reserved.]”

22.	The contents of Article 7 are deleted and the following is inserted in their place: “[Reserved.]”

23.	Tengion’s street address for notice (and for the copy of the notice) is changed to 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania 19403. The other aspects of the address for notice remain the same.

Except as set forth above, all provisions of the License Agreement remain in full force and effect. This Amendment No. 1 may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties have caused this License Agreement Amendment No. 1 to be executed as of the date first set forth above by their duly authorized representatives.

WAKE FOREST UNIVERSITY HEALTH SCIENCES		TENGION, INC.

BY:	/s/ Michael A. Batalia	BY:	/s/ Steven A. Nichtberger
	Michael A. Batalia, Ph.D. Director, Technology Asset Management		Steven A. Nichtberger, M.D. President and CEO

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